                      SECURITIES AND EXCHANGE COMMISSION

                            Washington D.C.  20549


                                   FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF

                      THE SECURITIES EXCHANGE ACT OF 1934


               Date of report (date of earliest event reported):
                                 May 24, 1994




                                  PACIFICORP

            (Exact name of registrant as specified in its charter)

    State of Oregon                 1-5152                     93-0246090
(State of Incorporation)          (Commission               (I.R.S. Employer
                                   File No.)               Identification No.)



700 N.E. Multnomah, Suite 1600, Portland, Oregon                    97232-4116
(Address of principal executive offices)                            (Zip Code)

              Registrant's telephone number, including area code:
                                (503) 731-2000



                                   No Change
         (Former Name or Former Address, if changed since last report)

Item 5.  OTHER EVENTS

          PacifiCorp's 87 percent-owned subsidiary, Pacific Telecom, Inc. ("Pacific Telecom"), announced that the Federal Communications Commission ("FCC") released a written order on May 24, 1994, in which it adopted, with some modifications and clarifications, the Final Recommended Decision ("FRD") proposed last October by the Federal-State Alaska Joint Board. (See "Part I,
Item 1, Business - Telecommunications Operations - Alaska Market Restructur-ing" on page 7 of the Pacific Telecom Annual Report on Form 10-K for the year ended December 31, 1993, incorporated by reference in PacifiCorp's Annual Report on Form 10-K for the year ended December 31, 1993.) The modifications suggested by various interested parties and supported, in part, by Alascom, Inc. ("Alascom"), a wholly-owned subsidiary of Pacific Telecom, clarified AT&T Communications, Inc.'s ("AT&T") obligation to provide interstate Message Toll Service/Wide Area Telephone Service ("MTS/WATS") throughout all of Alaska and to utilize the Bush service facilities of Alascom in meeting that obligation. The FCC's written order also affirms Alascom's obligation to provide interstate common carrier services on a nondiscriminatory basis to all interstate interexchange carriers, under tariffs reflecting separate rate schedules for locations subject to facilities competition (non-Bush) and for locations where Alascom has a facilities monopoly (Bush). The costs of service in each of these categories would be defined pursuant to a cost allocation plan developed by Alascom and approved by the FCC.

          Based upon the FRD, the FCC's order incorporated the following points:

          The Joint Services Agreement between AT&T and Alascom would continue in effect until January 1, 1996;

          AT&T would make Accelerated Cost Recovery ("ACR") payments to Alascom, each in the amount of $75 million, on July 1, 1994 and December 31, 1995;

          In the event Alascom was unable to provide a successor spacecraft to Aurora II, the FCC would retain authority to order AT&T or another carrier to provide such a facility;

          Alascom would be required to file its cost allocation plan within 90 days of this order and to file its tariffs and cost support information for common carrier services it would provide to AT&T and other carriers 120 days before the scheduled effective date for the tariffs of January 1, 1996, using the authorized interstate rate of return applicable to local exchange carriers; and

          The amount of interstate services that AT&T would be required to purchase from Alascom during the transition period after January 1, 1996, would be adjusted by revenues, if any, associated with new services purchased by other interexchange carriers and by the proportion of the interstate MTS/WATS network use by Alascom.

          The FCC also ordered AT&T and Alascom to request a ruling from the Internal Revenue Service and the State of Alaska regarding the taxability of the ACR payments. Should the payments be deemed nontaxable by those authorities, the amount of the ACR would be reduced by the tax that otherwise would have been payable by Alascom.

          Pacific Telecom believes the modifications made by the FCC improve upon the FRD from a public interest perspective. However, Pacific Telecom is analyzing the impact of the order on its operations and is considering whether to pursue further regulatory or judicial action. Pacific Telecom has stated that it intends to act in a manner that will best serve its customers in Alaska and its shareholders.

          Information with respect to the realignment of senior officer responsibilities contained in the news release of PacifiCorp issued on May 27, 1994, is herein incorporated by reference.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          a)   Exhibit

               99.  PacifiCorp news release issued May 27, 1994.



                                   SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        PACIFICORP
                                        (Registrant)



                                        By:
                                            __________________________________
                                            Daniel L. Spalding
                                            Senior Vice President

Date:  June 2, 1994

                                     - 3 -